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                                                                    EXHIBIT 23.3

                         Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Sempra Energy on Form S-3 of our reports dated January 26, 2001 (February 27, 2001 as to Notes 3, 4, 5, and 14) and March 9, 2001, incorporated by reference and appearing in the Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

San Diego, California
September 28, 2001